UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

FORM 8-K

Current Report
Dated April 28, 2016

of
AGCO CORPORATION
A Delaware Corporation
IRS Employer Identification No. 58-1960019
SEC File Number 1-12930
4205 River Green Parkway
Duluth, Georgia 30096
(770) 813-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17
CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The Company’s annual meeting of stockholders was held on April 28, 2016. The following matters were voted upon and the results of the voting were as follows:

(1)
To elect ten directors to serve as directors until the annual meeting in 2017 or until their successors have been duly elected and qualified. The nominees, Messrs. Armes, Arnold, Benson, Deml, Furlan, Minnich, Richenhagen, Shaheen and Visser and Ms. Srinivasan were elected to the Company’s board of directors. The results follow:

Nominee	For	Against	Abstain
Roy V. Armes	70,883,164	699,537	17,587
Michael C. Arnold	71,420,788	156,411	23,089
P. George Benson	70,047,116	1,535,326	17,846
Wolfgang Deml	70,604,480	976,887	18,921
Luiz F. Furlan	70,856,665	723,181	20,442
George E. Minnich	70,879,168	703,418	17,702
Martin H. Richenhagen	67,235,676	3,402,182	962,430
Gerald L. Shaheen	70,802,443	779,019	18,826
Mallika Srinivasan	70,787,597	788,012	24,679
Hendrikus Visser	70,602,462	974,383	23,443

In addition to the votes reported above, there were 2,811,248 broker non-votes for this proposal.

(2)
To consider a proposal to approve the material terms of the performance goals for qualified performance-based compensation under the AGCO Corporation Long-Term Incentive Plan pursuant to Section 162(m) of the Internal Revenue Code. The results follow:

For	Against	Abstain
70,263,698	1,289,492	47,098

In addition to the votes reported above, there were 2,811,248 broker non-votes for this proposal.

(3)	To consider a non-binding advisory resolution relating to the compensation of the Company’s named executive officers. The results follow:

For	Against	Abstain
50,942,609	20,574,100	83,858

In addition to the votes reported above, there were 2,810,969 broker non-votes for this proposal.

(4)	To ratify the appointment of the Company’s independent registered public accounting firm for 2016. The results follow:

For	Against	Abstain
73,673,904	707,782	29,571

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1 Current Director Compensation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation

By:	/s/ Andrew H. Beck
Andrew H. Beck Senior Vice President and Chief Financial Officer
Dated: May 2, 2016